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         NUMBER                                                                                           SHARES
    YCU                                      YIFAN COMMUNICATIONS, INC.
                               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                                                                    CUSIP 98583T 20 4

    THIS CERTIFIES THAT:




    Is the owner of:

                    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, OF $.008 PAR VALUE OF








    Dated


          /s/ Sally Fonner                          [SEAL]                                  /s/ Yifan He
                     Secretary                                                                     President

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